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                                                                   EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NEOTHERAPEUTICS, INC.
                             A DELAWARE CORPORATION


     NeoTherapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

     1. That the Board of Directors of this Corporation adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of this Corporation at a meeting held on February 12, 2001. The resolution setting forth the proposed amendment is as follows:

     "FURTHER, that subject to the approval of the stockholders of the Company, the first sentence of Article 4 of the Certificate of Incorporation of the Company, be and hereby is amended to read in its entirety as follows:

     The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 55,000,000 shares, consisting of (a) 50,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and (b) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock")."

     2. That said amendment was duly adopted and approved by the stockholders of this Corporation at a meeting called for that purpose held on April 6, 2001, in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed as of the 6th day of April, 2001 and hereby affirm and acknowledge under penalty of perjury that the filing of this Certificate of Amendment of Certificate of Incorporation of NeoTherapeutics, Inc. is the act and deed of NeoTherapeutics, Inc.


                             NEOTHERAPEUTICS, INC.,
                             A DELAWARE CORPORATION


                             By:      /s/ Samuel Gulko
                                      --------------------------
                                      Samuel Gulko
                                      Senior Vice President, Finance.
                                      Chief Financial Officer,
                                      Secretary and Treasurer